                                                                    Exhibit 23.5



                           CONSENT OF PERSON ABOUT TO
                               BECOME A DIRECTOR



        I, Gregory A. Cucchi, hereby consent to being named in the Registration Statement on Form S-1 (No. 333-5829) of NextWave Telecom Inc. as a person about to become a director of NextWave Telecom Inc.


Dated:   August 18, 1996


                                                /s/ Gregory A. Cucchi
                                                --------------------------------
                                                Gregory A. Cucchi